Exhibit 10.6

Amendment No. 5
to
Subordinated Indemnity Agreement

This Amendment No. 5 to the Subordinated Indemnity Agreement (this “Amendment”) is entered into as of April 2, 2007 by and among Six Flags Operations Inc. (as successor to Six Flags Entertainment Corporation), Six Flags Theme Parks Inc., SFOG II, Inc., SFT Holdings, Inc., Time Warner Inc., Time Warner Entertainment Company, L.P., TW-SPV Co., Six Flags, Inc. (as successor to Premier Parks Inc.) and GP Holdings Inc., and amends in certain respects the Subordinated Indemnity Agreement, dated as of April 1, 1998, by and among the parties (or their predecessors in interest), as amended by Amendment No. 1 to Subordinated Indemnity Agreement, dated as of November 5, 1999, Amendment No. 2 to the Subordinated Indemnity Agreement, dated as of June 12, 2002, Amendment No. 3 to the Subordinated Indemnity Agreement, dated as of October 13, 2004 and Amendment No. 4 to the Subordinated Indemnity Agreement, dated as of December 8, 2006 (as so amended, the “Original Agreement”).

The parties agree as follows:

1.                                       Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement.

2.                                       Section 1.1 of the Original Agreement is hereby amended by adding a new Section 1.1.73 as follows:

“Affiliate Loans” shall mean, collectively, “Affiliate Loans” as defined in the Georgia Partnership Agreement and the Texas Partnership Agreement.

3.                                       Section 1.1 of the Original Agreement is hereby amended by adding a new Section 1.1.74 as follows:

“Management Fees” shall mean, collectively, “Management Fees” as defined in the Georgia Partnership Agreement and the Texas Partnership Agreement.

4.                                       Section 1.1 of the Original Agreement is hereby amended by adding a new Section 1.1.75 as follows:

“Material Debt Instrument” shall mean any agreement or instrument to which a SF Party is a party from time to time in the capacity of a borrower or guarantor and which has obligations outstanding or unused commitments for borrowed money, in each case, in an aggregate amount greater than $50 million.

5.                                       Section 1.1 of the Original Agreement is hereby amended by adding a new Section 1.1.76 as follows:

“SFOT” shall mean Six Flags Over Texas, Inc.

6.                                       Section 1.1 of the Original Agreement is hereby amended by adding a new Section 1.1.77 as follows:

“SF Parties” shall mean, collectively, Holdco, Six Flags Operations Inc. (as successor to SFEC), SFTP, SFOG II, GP Holdings, Six Flags Over Georgia II, L.P., SFT Holdings, SFOT and Texas Flags, Ltd.

7.                                       Section 1.1 of the Original Agreement is hereby amended by adding a new Section 1.1.77 as follows:

“Triggering Event” shall mean the occurrence of one or more of the following events: (i) any TW Party shall be obligated to pay any “Obligation” under and as defined in any TW Guarantee, (ii) a Triggering Default, (iii) any SF Party shall be the subject of any bankruptcy, insolvency or similar proceeding, (iv) any event, occurrence, condition or circumstance which, individually or in the aggregate, after notice or lapse of time or both, will result in or has resulted in a default or an event of default (or like event or occurrence) under any Material Debt Instrument the result of which, following the expiration of any applicable grace period, would permit the lenders or holders of the debt thereunder (or an agent or trustee on behalf of such lenders or holders) to declare all amounts payable under such Material Debt Instrument to be immediately due and payable.

8.                                       Section 6.1 of the Original Agreement is hereby amended by adding a new Section 6.1.13 as follows:

6.1.13                  Affiliate Loans and Management Fees.

(a)                                  Each SF Party agrees not to assign, transfer, encumber or pledge any interest that it may have in any Affiliate Loans or any accrued and unpaid Management Fees payable to it, and has not transferred, assigned, encumbered or pledged, in whole or in part (except to SFOG II and SFOT), any interest it may have in any Affiliate Loans or such Management Fees payable to it.

(b)                                 The parties hereto hereby further agree that except during the continuance of a Triggering Event, each SF Party shall be entitled to pay over and to receive in the ordinary course of business any Management Fees due and owing and any payments on account of any Affiliate Loans due and owing; provided that upon the occurrence and during the continuance of a Triggering Event, each SF Party hereby agrees that no payments shall be made or received with respect to any Management Fees or Affiliate Loans then outstanding, unless the entirety thereof is immediately turned over to TWX as representative of the TW Parties (in such capacity, the “TWX Representative”) as collateral hereunder. In furtherance of the foregoing, any such obligations owing to an SF Party shall be subordinated to the prior payment in full of all amounts owing to the TW Parties under this Agreement, and upon the request of the TW Representative following the occurrence and during the continuance of a Triggering Event, any such amounts shall be paid over to the TW Representative in satisfaction of, or as collateral for, any amount owed by a SF Party to the TW Parties under this Agreement.

(c)                                  Each SF Party hereby irrevocably authorizes and empowers the TW Representative, upon the occurrence and continuance of a Triggering Event, to assert any right, privilege or claim in respect of the obligations and liabilities referred to in clause (b) of this Section 6.1.13, including the right to receive and collect any and all payments, awards or other monies resulting therefrom and to apply same on account of any TW Obligations then due and owing or to hold as collateral security for any TW Obligations that may arise in the future.  In no event, however, shall the TW Representative be obligated to assert any such right, privilege or claim, and the TW Representative’s failure to do so shall not give rise to any liability to any SF Party as a result thereof.

(d)                                 Unless otherwise agreed to by the TW Representative, each SF Party agrees as follows:

(i)                                     To keep proper books and records with respect to any Affiliate Loans and Management Fees.

(ii)                                  That no Affiliate Loans will be made by any SF Party, or any Subsidiary or affiliate of an SF Party, other than SFOT or SFOG II, and no SF Party shall permit any Management Fees to accrue to any Person that is not an SF Party.

(iii)                               Not to modify or amend, in any respect, or terminate, any agreement or instrument with respect to any Affiliate Loans or Management Fees or waive, amend, alter or modify any of its rights or remedies under or with respect thereto, except as expressly provided in this Section 6.1.13.

(iv)                              To comply with the written instructions of the TW Representative as contemplated by and to the extent consistent with this Agreement and otherwise to facilitate the exercise by the TW Representative of its rights and remedies hereunder.

(v)                                 To provide the TW Representative with reasonable access to its books and records for purposes of determining compliance with this Agreement, and shall provide the TW Representative with such other information and documentation as shall be reasonably requested by the TW Representative in connection with this Agreement.

(f)                                    Holdco shall cause each SF Party that is not a party to this Agreement to execute an acknowledgment agreeing to be bound by the provisions of this Section 6.1.13 as if such SF Party was a party hereto.

9.                                       Each SF Party hereby agrees and represents and warrants to each TW Party that (i)  it is organized and validly existing under the laws of the state of its organization, (ii) it has all necessary corporate or equivalent power and authority to execute and deliver this Amendment and to perform its obligations hereunder, (iii) such SF Party has taken all action necessary for it to execute, deliver and perform its obligations hereunder, (iv) no consent or authorization from, or filing with, any Person is required for such SF Party to execute, deliver and/or perform its obligations hereunder (other than those that have already been obtained), (v) this Amendment has been duly executed and delivered by such SF Party, and constitutes the legal, valid and binding obligation of such SF Party in accordance with its terms, (vi) the execution, delivery and performance of this Amendment by such SF Party shall not result in a default or breach of any material agreement to which such SF Party or any of its subsidiaries is party or by which any of their respective assets are subject, (vii) as of the date hereof, the outstanding principal amount of all Affiliate Loans owing by any SF Party to another SF Party and the form of such Affiliate Loans are accurately described on the attached Schedule 1, (viii) as of the date hereof, the total amount of all accrued and unpaid Management Fees owing to any SF Party by any other SF Party and the terms of such Management Fees are accurately described on the attached Schedule 2, (ix) it is not a party to (and will not become a party to) any agreement that would limit or restrict its ability to comply with the terms and conditions of this Amendment, and (x) no payment on account of any Affiliate Loan or Management Fee is (or will be) subject to any offsets, defenses or counterclaims, and each SF Party agrees not to assert any right of offset, defense or counterclaim with respect thereto.

10.                                 This Amendment shall become effective upon (i) upon the execution of a counterpart hereof by each of the parties hereto and receipt by the parties of written or telephonic notification of such execution and authorization of delivery thereof and (ii) the consummation of the transactions contemplated by that certain Securities Purchase Agreement, entered into by SFTP and certain of its subsidiaries and PARC 7F-Operations Corporation, and Six Flags, Inc. agrees to give the TW Representative prompt written notice that such transactions have been consummated.

11.                                 Except as expressly amended herein, all provisions of the Original Agreement shall remain in full force and effect.

12.                                 This Amendment shall be governed and construed in accordance with the Original Agreement.

13.                                 This Amendment may be signed in any number of counterparts each of which shall be an original and all of which shall together constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

In Witness Whereof, the parties hereto have executed this Amendment as of the day and year first above written.

Six Flags, Inc., as successor in interest to
Premier Parks Inc.

By:	/s/ James Coughlin
Name: James Coughlin
Title: General Counsel

GP Holdings Inc.

By:	/s/ James Coughlin
Name: James Coughlin
Title: General Counsel

Time Warner Inc.

By:	/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Sr. Vice President, Corp. Finance

Time Warner Entertainment Company, L.P.

By:	/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Vice President

TW-SPV Co.

By:	/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Vice President, Finance

Six Flags Operations Inc., as successor in interest to Six Flags Entertainment Corporation

By:	/s/ James Coughlin
Name: James Coughlin
Title: General Counsel

Six Flags Theme Parks Inc.

By:	/s/ James Coughlin
Name: James Coughlin
Title: General Counsel

SFOG II, Inc.

By:	/s/ James Coughlin
Name: James Coughlin
Title: General Counsel

SFT Holdings, Inc.

By:	/s/ James Coughlin
Name: James Coughlin
Title: General Counsel

By signing below, each of the undersigned acknowledges and agrees to be bound as an SF Party to the terms and provisions of Section 6.1.13 of the Subordinated Indemnity Agreement as if it were a party thereto, and hereby makes each of the representations and warranties contained in paragraph 9 of Amendment No. 5 to the Subordinated Indemnity Agreement for itself in its capacity as an SF Party.

Six Flags Over Georgia II, L.P.

By:	/s/ James Coughlin
Name: James Coughlin
Title: General Counsel

Six Flags Over Texas, Inc.

By:	/s/ James Coughlin
Name: James Coughlin
Title: General Counsel

Texas Flags, Ltd.

By:	/s/ James Coughlin
Name: James Coughlin
Title: General Counsel